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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

                                                                          Jurisdiction of Incorporation
Name                                                                              or Organization
----                                                                      -------------------------------
Advanced Energy Japan K.K. (1)                                                         Japan

Advanced Energy Industries GmbH                                                       Germany

Advanced Energy Industries U.K. Limited                                           United Kingdom

Advanced Energy Industries Korea, Inc.                                              South Korea

Advanced Energy Taiwan, Ltd.                                                           Taiwan

Sekidenko, Inc.                                                                      Washington

AEI US Subsidiary, Inc.                                                               Delaware

AEI International Holdings CV                                                        Netherlands

Shenzhen Representative Office of Advanced Energy Industries, Inc.                      China

Advanced Energy Industries (Shenzhen) Co., Ltd. (manufacturing)                         China

Advanced Energy Industries (Shenzhen) Co., Ltd. (service)                               China

Advanced Energy Industries, Inc., Shanghai                                              China

Advanced Energy N.K.                                                                    Japan

Dressler Hochfrequenztechnic, GmbH                                                     Germany

Dressler USA, Inc.                                                                    California



(1) Subsidiaries of Advanced Energy Japan K.K.:

       Aera Corporation                  Texas

       Aera U.K. Ltd.               United Kingdom

       Aera GmbH                        Germany

       Aera Korea Ltd.                South Korea